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                                                                   EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chart Industries, Inc. 1997 Stock Option and Incentive Plan and the Chart Industries, Inc. 1997 Stock Bonus Plan of our report dated February 3, 1997, with respect to the consolidated financial statements of Chart Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.





                                                           /s/ ERNST & YOUNG LLP

Cleveland, Ohio
July 28, 1997